Exhibit 99.1

Call Participants

EXECUTIVES

Anthony V. Cosentino

Executive VP & CFO

Mark A. Klein

Chairman, President & CEO

Steven A. Walz

Executive VP & Chief Lending Officer

ANALYSTS

Brian Joseph Martin

Brean Capital, LLC, Research Division

ATTENDEES

Sarah S. Mekus

The State Bank and Trust Company

Presentation

Operator

Good morning. and welcome to the SB Financial second quarter 2026 conference call and webcast. Thank you. I would like to inform you that this conference call is being recorded and that all participants are in a listen-only mode. We will begin with remarks by management and then open the conference up to the investment community for questions and answers. I will now turn the conference over to Sarah Mekas with SB Financial. Please go ahead, Sarah.

Sarah S. Mekus

The State Bank and Trust Company

Thank you and good morning, everyone. I’d like to remind you that this conference call is being broadcast live over the internet and will be archived and available on our website at ir.yourstatebank.com. Joining me today are Mark Klein, Chairman, President and CEO, Tony Cosentino, Chief Financial Officer, and Steve Walz, Chief Lending Officer. Today’s presentation may contain forward-looking information. Cautionary statements about this information, as well as reconciliations of non-GAAP financial measures, are included in today’s earnings release materials, as well as our SEC filings. These materials are available on our website and we encourage participants to refer to them for a complete discussion of risk factors and forward-looking statements. These statements speak only as of the date made and SB Financial undertakes no obligation to update them. I will now turn the call over to Mr. Klein.

Mark A. Klein

Chairman, President & CEO

Thank you, Sarah, and good morning, everyone. Welcome to our second quarter 2026 conference call and webcast. The second quarter of 2026 represented a period of strong execution across our franchise, reflecting the consistency and resilience of our diversified revenue operating model. Our results reflected balanced performance across all business lines, supported by high quality organic loan growth, stable recurring net interest income, expanded non-interest fee revenue, and disciplined expense management. This quarter also marked the 18th month milestone of the Marblehead acquisition. And we now view that transaction as a significant contributor to our funding base, expanding our presence in Northern Ohio and driving overall franchise stability.

Highlights for this quarter include net income at $4.5 million with diluted earnings per share of $0.72 compared to $0.60 reported in the prior year quarter. This now marks our 62nd consecutive quarter of operational profitability. Tangible book value per share ended at $19.04, an increase of approximately 15.8% from $16.44 in the prior year quarter. Adjusted tangible book value per share excluding AOCI ended the quarter at $22.57. Net interest income expanded to $13.0 million, up 6.8% from $12.1 million in the prior year quarter, driven by stable funding dynamics and expanding asset yields. Loan balances reached $1.19 billion, reflecting an increase of approximately $94.8 million or 8.7% from the prior year quarter, a slight increase of $8.4 million from the linked quarter. This extends our trend of sequential loan growth to nine consecutive quarters.

Total deposits climbed to $1.39 billion and increased to $141.3 million, or just over 11% from the prior year quarter, and up $19.3 million, or 1.4% sequentially from the linked quarter. Non-interest income finished at $5.0 million, accounting for approximately 27.8% of our total operating revenue as we continue to maintain stable fee-based revenue streams. Non-interest expense run rate remained well controlled, finishing the quarter at $12.1 million compared to $11.9 million for the prior year quarter. And asset quality remains a key characteristic of our company and a clear competitive advantage. Total non-performing assets declined to $4.4 million, representing just 0.27% of our total assets, a reduction of over 28% compared to the prior year. Our proactive approach to managing problem assets combined with our robust internal loan reviews has successfully driven down our overall non-accruing balances.

We continue to remain focused on our five key strategic initiatives as we have indicated in many prior quarters. That’s growing and diversifying revenue, adding more scale to the organization to improve efficiency, expanding the number of households and services in those households, operational excellence, and of course, asset quality. Let’s look a little closer at the revenue diversity. Mortgage originations for the quarter rebounded strongly from the first quarter to $79.3 million, representing an increase of approximately 21% from the linked quarter, although production was down compared to $97.9 million in the prior year period. The current residential pipeline has continued to stabilize at the $25 million to $30 million level. Our teams continue to struggle with mortgage rates remaining well above the 6% mark, which we feel is critical in moving into a more balanced split between purchase and refinance. Although our mortgage volume has been below expectations, we have had a number of success stories from individual MLOs and from our regions. Specifically, our newest region, Cincinnati, has delivered nearly $20 million in volume during the first half of this year, up by more than 50% from the same period in 2025.

Individually, we have four MLOs that have eclipsed $10 million in volume, and additionally, six more originators are at the 50% level of their 2026 goal commitment. This quarter’s volume growth represents a positive pivot from the volume constraints we witnessed throughout 2025 and the slow seasonal start we experienced from the first quarter of the year. Throughout that lower volume cycle, we made the deliberate strategic decision to keep our core processing infrastructure and originator teams fully intact. That operational discipline continues to yield results today, providing us with the capacity to eventually capture expanded market volume without adding incremental overhead. Our execution in the secondary market remains highly effective and allows us to manage a larger pipeline of fixed rate commitments. We successfully sold 88.5% of our production in this period to maximize immediate fee income while keeping the balance sheet liquid. Furthermore, our total mortgage servicing portfolio crossed a major milestone this quarter, ending at $1.50 billion.

Because we have maintained this operational readiness, we have ample capacity to continue scaling up toward more historical production levels. Peak Title recorded a strong quarter, generating revenue of $577,000, up nearly 20% from the linked quarter and flat compared to the prior year, supported by strong collaboration and steady internal referrals across our lending teams. This business remains an important part of our product suite and a valuable contributor to our fee income diversification. Now pivoting to scale, our deposit growth has vastly exceeded expectations since the second quarter of 2025. We have grown deposits in every quarter over the past year while keeping the increase in our deposit cost of funds at less than a 2.5% level to just 181 basis points. Our core relationship model delivered an annual increase of $17.3 million in non-interest-bearing checking accounts, which ended the quarter at nearly $258.6 million. We continue to see excellent traction growing these core balances organically by leveraging our Treasury management capabilities and capturing new commercial relationships stemming from ongoing disruption in regional players and regional markets.

Similar to our Q1 momentum, this disruption strategy has now captured and delivered $130 million in cumulative balances as we track toward our long-term goal of $500 million from the ongoing market disruption. As we have highlighted in previous discussions, our targeted commitment to our two nearby de novo markets this year, Angola, Indiana, and Napoleon, Ohio, continues to yield results that exceed our original targets and expectations. Capitalizing on branch consolidation and disruption by larger regional players has allowed us to successfully transition these low cost core accounts back to a local relationship-driven banking model at State Bank. Following our strong 1Q performance, these offices recorded $19.3 million in loans and $22.5 million in deposits and continue to expand their structural footprint well ahead of schedule. Now for more scope. We continue to prioritize referrals as an effective way to deepen long-term client relationships across the entire franchise. Concurrently, our Wealth Management Division finished the period with fees improving to $955,000 and assets under care at nearly $556.9 million. Our alliance and alignment with Advisory Alpha is now operational and we’ve begun to methodically transition our client relationships to not only allow our current client base, but also any future clients, an extended array of products, advice, and investment vehicles.

Moving to operational excellence, we remain focused on matching growth with disciplined execution. The second quarter reflected that mindset with expense levels remaining controlled relative to revenue. Pre-tax pre-provision income increased 9.0% year over year to $5.8 million, reflecting our expanded balance sheet and ongoing focus on positive operating leverage. To effectively support this expanded balance sheet scale, we have successfully added talented lenders to fill open positions across our footprint, ensuring our teams have the necessary production capacity to sustain our current growth trajectory. As highlighted earlier, linked quarter loan growth, while positive, was below our expectations for the second quarter. The details reveal that unlike in prior quarters where Columbus was providing the bulk of that lift, this quarter we had growth in three of our traditional markets that offset that generally flattish production elsewhere. Specifically, Lima production was higher by $4.2 million, Fort Wayne, Indiana by $3.0 million, and Bowling Green had a growth of $1.4 million. Our capital position remains strong with total shareholders’ equity climbing to $146.7 million, up 9.8% from $133.6 million a year ago.

Capital levels remain robust, providing top tier, tangible common equity and regulatory capital support that ensure balance sheet flexibility moving forward. And finally, asset quality. Credit quality remained a key component in our ongoing high performance this quarter. Our allowance for credit losses rose to $16.4 million, representing 1.38% of our total loans and generating nearly a five-time coverage ratio of our non-performing loans. Our ongoing commitment to rigorous credit administration is evident across our portfolios. Notably, our core criticized assets dropped sharply this quarter to just $344,359, while our classified loans stood well contained at $4.08 million. Through the positive and proactive efforts of our lending and collections teams, we successfully managed our gross total delinquency rate down to just 32 basis points from 51 basis points at this time last year. We continue to emphasize disciplined underwriting, proactive management of problem assets, and prudent growth across all markets.

This commitment to disciplined execution is also evident in our agricultural sector where our targeted efforts have successfully expanded total agricultural balances past the $81 million mark, reflecting an increase of over $20 million from last year as we continue to track toward our long-term goal of a $100 million portfolio. With that, I’ll turn it over to Tony Cosentino, our CFO, for some expanded comments on our second quarter financial performance.

Tony?

Anthony V. Cosentino

Executive VP & CFO

Thanks, Mark, and good morning again, everyone. Let me just outline some highlights and important details of our second quarter results. This quarter, total operating revenue expanded to $17.9 million, an increase of 4.5% from $17.2 million in the second quarter of 2025 and expanding 3.0% from the $17.4 million recorded in the linked quarter. As Mark noted, the quarter reflected a balanced revenue performance with stable net interest income and a stronger contribution from our fee-based businesses. Mark detailed our GAAP net income earlier, and when we adjust both years for OMSR valuation adjustments, adjusted diluted earnings per share advanced to $0.73 for the current period compared to $0.58 in the second quarter of 2025, an increase of nearly 26% on an adjusted basis. Net interest income was driven higher by our reliance on the growth of the top line, with interest income up $1.35 million from the prior year, easily outpacing the interest expense growth of $527,000.

Despite the slight slowdown in loan growth, our low-cost deposit growth coupled with higher overnight funding rates have boosted margins. As we indicated, last quarter reflected the peak of our margin percentage level, with this quarter’s margin down slightly at 3.43% compared to 3.48% in the prior year and linked quarter. We continue to benefit from a larger balance sheet and the ongoing repricing of interest-earning assets, although at a slower pace than prior quarters. Non-interest income finished the quarter at $5.0 million. Our core mortgage banking contribution reached $1.9 million, down slightly from the $2.2 million reported in the second quarter of 2025, but expanding from $1.8 million in the linked quarter. Mortgage banking was supported by core loan servicing fees contributing $934,000, while gain on sale of mortgages finished at $1.5 million. Our hedging program successfully offset some of the rate market volatility, leaving the net OMSR valuation at a minor negative $54,000 for the period.

Volume this quarter moved decidedly in favor of purchase activity, as 81% of our volume was purchase or construction. Notably, our total mortgage gain on sale percentage improved to 2.19%, which was the highest level we have achieved since the second quarter of 2024. Operating expenses totaled $12.1 million for the quarter, up 2.4% from $11.9 million in the prior year. This change reflects the impact of adding talented lenders to fill open positions across our footprint, with salaries and benefits totaling $7.0 million. Our year-over-year expense comparison was heavily mitigated by lower data processing fees, dropping to $693,000 from $888,000, reflecting system efficiencies as our one-time merger integration costs cleared our run rate. Efficiency ratio for the quarter improved to 67.3%. And notably, operating leverage for the quarter was a positive 1.9 times with revenue expanding by 4.5% compared to expense growth of 2.4%.

Turning back to the balance sheet, loan balances ended the quarter at approximately $1.19 billion, as Mark indicated, reflecting continued year-over-year growth and a modest increase from year-end. Loans to assets were a healthy 73.6%. Commercial real estate outstandings continue to drive our loan portfolio balances at $611.3 million, but specifically exposure to office space is under 5.5% of our total loan portfolio, and excluding mortgage portfolio balances, no other segment is higher than 10% of our current loan outstandings. Loan-to-deposit ratio at quarter end was 85.5%. We have significant liquidity currently, but are aware of several large institutional deposit relationships that are moving to the wholesale market sector later this year. We expect these losses to not be material to earnings given their marginal rates compared to what we can acquire from retail and TM calling efforts. On capital management during the second quarter, we continued to adjust our share buyback posture to preserve absolute capital flexibility, repurchasing a little over 28,000 shares at an average price of $22.06.

As we discussed during our first quarter call, we have guided lower on buybacks for 2026 as our market price is now trading at 1.4 times tangible book. This disciplined stance ensures and preserves balance sheet flexibility and remains fully aligned with our broader capital priorities and, most importantly, does provide a floor for our market price. Turning lastly to asset quality, non-performing assets totaled $4.4 million, representing 0.27% of total assets, compared to $4.7 million in the linked quarter and $6.2 million in the prior-year quarter. While NPAs declined sequentially and remain well-controlled, overall credit performance again remains sound. Allowance for credit losses as a percentage of total loans is 1.38% compared to 1.39% in the linked quarter and 1.43% in the prior year. Coverage of non-performing loans rose to 470% compared to 443% in the linked and 266% in the prior-year period. Net charge-offs, while slightly higher compared to historical averages, remain modest at 6 basis points compared to just 1 basis point in the linked quarter and 2 basis points in the prior-year quarter.

We dealt with a long-standing credit problem in the quarter, which was fully allocated in our model, and that is working slowly towards resolution. Total gross delinquency rate ended the period under 35 basis points, and when we exclude those loans on non-accrual, that delinquency rate is effectively zero. I’ll now turn the call back over to Mark for some closing remarks.

Mark A. Klein

Chairman, President & CEO

Thank you, Tony. We enter the second quarter and second half of 2026 with strong and steady momentum across our entire franchise. This quarter’s performance demonstrates that our diversified business model can deliver solid profitability even when broader market conditions compress our historical fee-income volumes. With total assets under our care now approaching the $3.7 billion mark, our growing scale is providing the positive operating leverage we need to drive consistent long-term value. Our focus for the remainder of the year remains straightforward: executing on our strategies in our expansion markets of Angola and Napoleon, supporting our lending teams to build on sequential loan growth, and continuing to leverage our core relationship model to capture low-cost deposits amid regional market disruptions. At the same time, we remain deeply committed to our disciplined credit underwriting standards, and this proactive approach to risk management has successfully kept our non-performing assets at a solid 0.27%. Reflecting our consistent earning power and our ongoing commitment to shareholder returns, we’re pleased to pay a quarterly dividend payable in August of $0.16 per share. This represents an annualized yield of approximately 2.4% and a conservative 22% payout ratio, keeping us firmly on track for our 14th consecutive year of increasing annual dividend payouts to our shareholders. Now we’ll open the call up to any questions. Sarah?

Sarah S. Mekus

The State Bank and Trust Company

Thank you. Operator, we’re now ready for questions.

Operator

We will now begin the question-and-answer session. To ask a question, you may press star then 1 on your touchtone phone. If you are using a speakerphone, please pick up your handset before pressing the keys. To withdraw your question, please press star then 2. At this time, we will pause momentarily to assemble our roster. Our first question comes from Brian Martin with Brean. Please go ahead.

Question and Answer

Brian Joseph Martin

Brean Capital, LLC, Research Division

Hey, good morning, guys.

Mark A. Klein

Chairman, President & CEO

Good morning, Brian.

Brian Joseph Martin

Brean Capital, LLC, Research Division

Hey, maybe Tony, we could just start for a minute on your comments about the margin and just kind of more broadly how you’re thinking about it. You know, there’s been a lot of comments this quarter from other banks just about competition on both sides of the balance sheet. I know you commented last quarter that your margin peaked, so how do you think the margin plays out from where we are here today? What are the puts and takes on where that’s trending? I know there was some excess liquidity this quarter that impacted the margin as well with the deposit growth, but I’m just trying to understand dynamically where we’re going to be trending here over the next couple quarters—both on the margin and if funding costs are bottoming while you’re still seeing some repricing on the asset side.

Anthony V. Cosentino

Executive VP & CFO

Yes, sure. You know, as we talked about last quarter, we thought margin percentage peaked in Q1 and was going to trend to stabilize or go down slightly, but I think it was more structural than anything else. I mean, we had a lot of liquidity in the quarter as we talked about—deposit growth at pretty good pricing. I’m much more positive now that we might move that percentage up slightly because we do have a fair amount of loan growth that I think we’re going to have here in the second half of the year—more than I thought going into the quarter. We’ve looked at a number of very good credits with some good pricing. So I think we’re going to use up quite a bit of that liquidity and that’s going to drive margins, certainly no less than where they are and slightly higher moving forward, because I do think that’s going to be a bit of a positive force moving forward.

Mark A. Klein

Chairman, President & CEO

You know, Brian, one of the key metrics... we continue to take a larger bite out of the ag sector as we’ve talked for a number of quarters. And with those loans have come low-cost deposits. So we’ve been doing very well on finding low-cost deposits that keep that average down. When you add to the margin at the average, it’s been pretty good.

And what do we say, Tony?

Anthony V. Cosentino

Executive VP & CFO

181 basis points.

Mark A. Klein

Chairman, President & CEO

Yes, yes. Very good pricing year-over-year. So I view that as a large positive when it comes to adding loans at the 6.5% to 6.75% level, but bringing in those low-cost deposits—really non-cost transactional accounts. So I see that, Brian, as a boost to that margin, but I know Tony’s got his handle on the numbers.

Brian Joseph Martin

Brean Capital, LLC, Research Division

Yes, and it sounds, Tony, like it maybe gets back to where it was last quarter. I mean, if you get some of this loan growth, maybe you get back to that last quarter’s level, which is almost 3.50%—so call it around 3.50%—or can you maybe not get back that high, and then it’s just more stability after that once you bring on the loans and stabilize it? Is that what you’re thinking?

Anthony V. Cosentino

Executive VP & CFO

Yes, I think that 3.45% to 3.55% range is where we’re going to be, probably in Q3 and on for some time. I feel like we’ve got enough momentum on the loan side, and we’ve had enough deposit growth that we haven’t really had to be crazy on pricing to get there. I think the disruption in the markets that we’re in has been much better than we anticipated, especially on the deposit side. So I think that’s going to sustain us for a while.

Mark A. Klein

Chairman, President & CEO

I mean, I’ll be surprised if we don’t move higher from where we were in this quarter. Certainly, Tony, the mix of loans has helped from a C&I perspective, as well as the market disruption of a $28 billion player.

Anthony V. Cosentino

Executive VP & CFO

Yes, yes.

Mark A. Klein

Chairman, President & CEO

Thank you.

Brian Joseph Martin

Brean Capital, LLC, Research Division

Yes, OK, that’s super helpful, Tony and Mark. And then maybe just on the deposit growth—like you said, it’s been really strong. Is that normalizing going forward? I guess it sounds like you still continue to capitalize on that, but maybe the growth in deposits is a little bit slower going forward. And the loan pipeline, Tony, it sounds like that’s a bit stronger than expected?

Mark A. Klein

Chairman, President & CEO

Well, first on deposits, Brian, you know, we’re pretty excited about the opportunities in the two new markets that we descended upon de novo. Angola is doing well, and Napoleon is doing well. As I mentioned before, there’s a $1 billion in deposits in that new market that has had major disruptions, and we’re taking our share plus some. So I would be a little more bullish on the opportunity to expand our deposit base well below the margin. As far as the pipeline, I know there’s strong potential for significant growth in all markets coming up here for the second half of the year.

Anthony V. Cosentino

Executive VP & CFO

Yes, I would just supplement Mark’s comments. As we’ve indicated, we’re going to lose about $40 million of what I call wholesale deposits from a client we’ve had for a number of years, probably in Q3. But again, we’re up $140 million year-over-year, which is way outside what you would think would be a normalized deposit growth area. So if you normalize that to call it a $100 million net of this deposit loss, we think we’re still going to be growing 3% to 5% per quarter over the linked period based on everything we see. And flipping to your question about the loan pipeline, it is much stronger and kind of filling in steeper than when we got into the middle of this. We’ve had a few paydowns, but it hasn’t been the dominant story like in prior years. It’s been more about the production side, which was a little soft in Q2, and I think that’s ramping back up here in Q3.

Mark A. Klein

Chairman, President & CEO

And the paydowns, Tony, were more strategic than anything. So it wasn’t like we got pruned; we decided to walk away on a couple of credits. But I know Steve’s pipeline looks strong, and we’re pretty bullish on the second half of the year.

Steven A. Walz

Executive VP & Chief Lending Officer

No, certainly. I would just add, Brian, Columbus remains a core driver of our growth. But what’s been encouraging, as Mark touched on earlier, is that the breadth has expanded. Going into the year, we talked about that as a goal, and we’re seeing that come to fruition here. It is a function, to a significant degree, of that market disruption Mark referenced earlier. Our legacy markets are participating in our growth story in a way that they had not over the last several years. So we are encouraged. Certainly Columbus and our growth markets like Fort Wayne will play along, but the breadth of that expansion is welcome as we look to the second half of the year.

Mark A. Klein

Chairman, President & CEO

Because, as we’ve talked, our model has been to gather low-cost transactional deposits from our traditional markets and expand where there’s capital need, which is our growth markets. But as Steve said, that’s starting to flip around a little bit. We’re getting the low-cost transaction deposits in our legacy markets, and now we’re identifying some loan opportunities from those markets as well. So we’re kind of getting a double bump.

Brian Joseph Martin

Brean Capital, LLC, Research Division

Got you. And just in terms of the pickup in loans—where it’s coming from—I know a lot of it’s been from Columbus, but with these other markets, if you think about the second half of the year, does the growth stay balanced across the footprint? Is Columbus still leading it while these other markets are contributing and building?

Anthony V. Cosentino

Executive VP & CFO

Well, at a high level, I’m thinking we’re probably going to do between $50 to $70 million in balance sheet increase on the loan side between now and the end of the year—without talking about paydowns. With a normalized group of paydowns, that might be a $50 or $60 million net number. I would guess it’s probably 50% Columbus and 50% everywhere else as I look at the pipeline today. To me that’s a victory, because last year we were 90% Columbus and 10% everywhere else. I’d like that much better in terms of geographic spread.

Mark A. Klein

Chairman, President & CEO

And, Tony, that’s even without Columbus exiting the game! Columbus is still in the game, so where we’re balancing it out, as we indicated, is Northwest Ohio and Northeast Indiana.

Anthony V. Cosentino

Executive VP & CFO

Yep.

Brian Joseph Martin

Brean Capital, LLC, Research Division

Yes, okay. No, that’s helpful. It sounds like you’re optimistic on both the loan and deposit front. The broadening out is definitely a positive here. On the mortgage side—pretty easy outlook given where the rate environment’s at. I know you talked about being more purchase money, which makes sense given rates. But thinking about the full-year outlook for mortgage in terms of originations, activity, and pace... What does the outlook look like on mortgage?

Mark A. Klein

Chairman, President & CEO

Well, as you know, the rate environment has certainly made it difficult for MLOs because we don’t have many people willing to refinance at 6.75%. That presents challenges. But that said, we’ve hired several high-producing MLOs that are going to move the needle. We’ve got a nice team in Columbus, a good one expanding in Cincinnati, and Indy is doing well. We continue to do some private client variable-rate mortgages to put on our books, which has been great—it doesn’t deliver non-interest income, but it delivers margin revenue. I continue to remain optimistic on getting somewhere near that $300 million mark, but it’s going to be a tough place to land this year, Tony.

Anthony V. Cosentino

Executive VP & CFO

Yes, I think we’re probably looking at an $80 million quarter in Q3, very similar to Q2, and anywhere from $50 to

$60 million in Q4. Again, as we talked about on rates, we’re not that far away. We’re 50 basis points from unpacking another $30 to $50 million in volume. But if we stay stuck at this 6.625% range for the remainder of the year, then that $130 million is what we’re probably going to do, which is just your normal level of volume from people moving and life changes. That additional $50 million is dependent on us seeing something at 6% or below, which I certainly don’t see until maybe Q4.

Mark A. Klein

Chairman, President & CEO

We’ve got high producers that are highly incented, and we’re bringing on more producers in newer markets. We’re going to continue to optimize the back end of our process—I’m going to go on record and say we can do $400 million to $500 million without adding anybody. Those fixed costs are pretty much fixed, so it’s going to be accretive to our whole process. With a little bit of play in the mortgage rate, I think we can ramp our results up dramatically.

Brian Joseph Martin

Brean Capital, LLC, Research Division

Got you. And just remind me, Mark, it sounds like you brought some people on this quarter. Roughly how many MLOs have you added that aren’t in the numbers today?

Mark A. Klein

Chairman, President & CEO

We’ve added one in Columbus, one in Cincinnati, and I think we replaced one in Indy. So two or three net additions right off the cuff. We’re generally right at that 27 level where we’ve been before. The good part is they’re all very hungry and doing great things. What’s really ramped up recently is the FHLB 4.5% fixed-rate product out there for households below 80% of median income. That’s gaining traction in all of our markets, and to my knowledge, there’s no cap on that amount, so our people are pedaling that across our footprint.

Brian Joseph Martin

Brean Capital, LLC, Research Division

Got you. Okay. And on the gain on sale margin, Tony, is that in a similar range to where it’s been? Nothing really changing there in pricing?

Anthony V. Cosentino

Executive VP & CFO

That’s right. Nothing changing.

Brian Joseph Martin

Brean Capital, LLC, Research Division

Okay, good. And then lastly on the expense front: given the pickup in volume, obviously there are incentives that come along with that. How do we think about expenses in the back half of the year? Balancing your great expense management with the growth you’re expecting, what do expenses look like?

Anthony V. Cosentino

Executive VP & CFO

Yes, I think they trend slightly higher than what we had in Q2. Q2 was kind of the low end of the scale because we filled a couple of open slots, as Mark indicated. Compensation levels will move slightly higher given the performance through the first half. We pay out incentives to a broad range of our team which we accrue for all year long. Given the bottom-line performance and metrics on the deposit side, we’re going to have some higher expense levels. We’re probably in that $12.3 to $12.4 million range in Q3, and probably at $12.0 million in Q4 as mortgage volume ramps down. So it’s going to be higher by about $300,000 from where we were in Q2 into Q3, but other than that, it’s going to be pretty well maintained.

Mark A. Klein

Chairman, President & CEO

Given that mortgage lending is highly variable in compensation, we’d love to see it go up! Clearly we’ve attempted to make commercial lending variable as well—we pay great base pay, but we also highly incent individuals to find commercial loans across our footprint. That goes up marginally, but that’s more fixed-cost based than variable.

Brian Joseph Martin

Brean Capital, LLC, Research Division

Makes sense. And Tony, regarding funding the loan growth in the second half... with that one potential $40 million deposit walkaway, what’s the outlook for managing liquidity to fund loan growth given those deposit dynamics?

Anthony V. Cosentino

Executive VP & CFO

We’ve got an excess level of liquidity. Assuming the worst-case scenario that $40 million walks out without any replacement, I think we can fund all of what I view as the medium-to-high end range of our loan pipeline from now to the end of the year. Anything we build on the deposit side now is funding 2027 loan growth. So we’re not going to slow down on deposit gathering, and given market disruptions, growth will continue to exceed expectations.

Mark A. Klein

Chairman, President & CEO

And we’re excited about the $20 million we get back in the Securities Portfolio.

Anthony V. Cosentino

Executive VP & CFO

Absolutely.

Mark A. Klein

Chairman, President & CEO

Woven in there, plus payoffs and paydowns.

Anthony V. Cosentino

Executive VP & CFO

Yes. Good cash flow.

Brian Joseph Martin

Brean Capital, LLC, Research Division

In terms of excess liquidity today, Tony, how much do you have on the balance sheet outside of normal capital to fund loan growth in the second half?

Anthony V. Cosentino

Executive VP & CFO

It’s probably $70 million, which is really high relative to where we usually are. But we purposely stayed there hoping for the loan pipeline to turn around, which it is doing in the second half. So we’ve stayed very liquid and flexible.

Brian Joseph Martin

Brean Capital, LLC, Research Division

OK, that’s what I figured was the case. I just wanted to make sure I was clear on the deposit dynamics. It sounds like credit quality is really good as well. You’ve been working on legacy issues, but the pipeline of new credits weakening doesn’t sound big, and you expect continued improvement on legacy credits?

Mark A. Klein

Chairman, President & CEO

Yes, we continue to see optimistic movement on some of the ones that have been around a long time. It’s like watching paint dry sometimes in terms of getting rid of asset quality problems! But fortunately, Brian, they’re not seven-figure things—they’re smaller six-figure things. They’re more of an annoyance than a needle mover.

Brian Joseph Martin

Brean Capital, LLC, Research Division

Yes, okay. That’s how I figured it. It’s a good story there and not a lot to elaborate on. Thank you guys for taking the questions, I appreciate it.

Mark A. Klein

Chairman, President & CEO

All right, thanks, Brian.

Operator

This concludes our question and answer session. I would like to turn the conference back over to Mark Klein for any closing remarks.

Mark A. Klein

Chairman, President & CEO

Thank you once again for joining us this morning. We certainly look forward to speaking with you in October and giving you an update on our third quarter 2026 results. Thanks for joining us. Have a great day. Goodbye.

Operator

The conference is now concluded. Thank you for attending today’s presentation. You may now disconnect.